Exhibit 4

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-8
*CUSIP:  21988G858       Class  A-1
         21988GAJ5       Class  A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 15, 2003.

INTEREST ACCOUNT

Balance as of December 15, 2002 ...............................    $        0.00
         Scheduled Income received on securities ..............    $1,319,287.50
         Unscheduled Income received on securities ............    $        0.00
         Rounding Adjustment from Trustee .....................    $        0.01

LESS:
         Distribution to Class A-1 Holders ....................   -$1,201,203.13
         Distribution to Class A-2 Holders ....................     -$118,084.38
         Distribution to Depositor ............................           -$0.00
         Distribution to Trustee ..............................           -$0.00
Balance as of June 15, 2003 ...................................    $        0.00

PRINCIPAL ACCOUNT

Balance as of December 15, 2002 ...............................    $        0.00
         Scheduled Principal received on securities ...........    $        0.00

LESS:
         Distribution to Holders ..............................           -$0.00
Balance as of June 15, 2003 ...................................    $        0.00

                 UNDERLYING SECURITIES HELD AS OF June 15, 2003

          Principal
            Amount                      Title of Security
         -----------                    -----------------
         $32,575,000     General Motors Corporation 8.10% Debentures due
                         June 15, 2024
                         *CUSIP:  370442AV7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.